ADMINISTRATION AGREEMENT

                  THIS AGREEMENT is made this ____ day of June, 2001 by and between The Milestone Funds, a Delaware business trust (the "Trust"), on behalf of the Williams Capital Liquid Assets Fund (the "Fund") and Milestone Capital Management LP (the "Administrator");

                               W I T N E S S E T H

                  WHEREAS, the Trust is registered as an open-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder; and

                  WHEREAS, the Administrator is an investment adviser and wishes to act as an administrator of the Fund; and

                  WHEREAS, the Trust and the Administrator desire to enter into an agreement to provide for the administration of the assets of the Fund on the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

                  1. ADMINISTRATION. The Administrator shall act as administrator to the Fund and shall, in such capacity, provide administrative and other services to the Fund, subject at all time to the policies and control of the Trust's Board of Trustees. In rendering its services as Administrator, the Administrator shall give the Fund the benefit of its best judgment, efforts and facilities. The Administrator shall, for all purposes herein, be deemed an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

                  2. DUTIES OF ADMINISTRATOR. In carrying out its obligation under this Agreement the Administrator shall:

                           (a)    supervise and manage all aspects of the Fund's
operations;

                           (b)    provide the Fund or obtain for it, and
thereafter supervise, such executive, administrative, clerical and shareholder servicing services as are deemed advisable by the Trust's Board of Trustees;

                           (c)    arrange, but not pay for, the periodic
updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities;

                           (d)    provide the Fund with, or obtain for it,
adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items for the Fund's principal office; and

                           (e)    take, on behalf of the Fund, all actions which
appear to the Fund necessary to carry into effect such administrative and supervisory functions as aforesaid.

                  3. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, the Administrator shall at all times conform to:

                           (a)    all applicable provisions of the Investment
Company Act and any rules and regulations adopted thereunder as amended; and

                           (b)    the provisions of the Registration Statements
of the Fund under the Securities Act of 1933, as amended, and the Investment Company Act; and

                           (c)    the provisions of the Declaration of Trust of
the Trust, as amended; and

                           (d)    the provisions of the By-laws of the Trust, as
 amended; and

                           (e)    any other applicable provisions of state and
federal law.

                  4. EXPENSES. The expenses connected with the Fund shall be allocable between the Fund and the Administrator as follows:

                           (a)    The Administrator shall furnish, at its
expense and without cost to the Trust, the services of such officers as may be required by the Fund for the proper conduct of its affairs.

                           (b)    Nothing in subparagraph (a) hereof shall be
construed to require the Administrator to bear:

                                  (i)  any of the costs (including applicable
                  office space, facilities and equipment) of the services of a principal financial officer of the Fund whose normal duties consist of maintaining the financial accounts and books and records of the Fund; including the reviewing of calculations of net asset value and preparing tax returns; or

                                  (ii) any of the costs (including applicable
                  office space, facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer. Notwithstanding the obligation of the Fund to bear the expense of the functions referred to in clauses (i) and (ii) of this subparagraph (b), the Administrator may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the principal financial officer and other personnel carrying out such functions and the Fund shall reimburse the Administrator therefor upon proper accounting.

                           (c)    All of the ordinary business expenses incurred
in the operations of the Fund and the offering of its shares shall be borne by the Fund unless specifically provided otherwise in this paragraph 4. These Fund expenses include but are not limited to investment advisory and administration fees, brokerage commissions, legal, auditing, taxes or governmental fees, the cost of preparing share certificates, custodian, depository, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, insurance premiums on property or personnel (including officers and trustees if available) of the Fund which inure to its benefit, expenses relating to trustee and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

                  5. DELEGATION OF RESPONSIBILITIES. The Administrator may in its discretion delegate the performance of certain administrative services to a subadministrator. The Administrator shall pay the fees of any such subadministrator.

                  6. COMPENSATION. The Fund shall pay the Administrator in full compensation for services rendered hereunder an annual administration fee, payable monthly, of 0.04% of the average daily net assets of the Fund's Institutional Shares, Adviser Shares and Investor Shares, respectively. The average daily net asset value of the Fund shall be determined in the manner set forth in the Registration Statement of the Fund.

                  7. NON-EXCLUSIVITY. The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator shall be free to render administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers of the Administrator may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers of the Administrator to the extent permitted by law; and that the officers of the Administrator are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners or officers of any other firm or corporation, including other investment companies.

                  8. TERM AND APPROVAL. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect for two years and thereafter from year to year, provided that such continuance is specifically approved at least annually by the Board of Trustees.

                  9. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of the Fund's outstanding voting securities, or by the Administrator, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party.

                  10. LIABILITY OF ADMINISTRATOR AND INDEMNIFICATION. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any of its officers, trustees or employees, it shall not be subject to liability to the Fund or to any shareholder of the Fund for any omission in the course of, or connected with, rendering services hereunder.

                  11. LIABILITY OF TRUSTEES AND SHAREHOLDERS. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The State of Delaware, and notice is hereby given that this instrument is executed on behalf of the trustees of the Trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of the Trust.

                  12. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Administrator shall be One Executive Boulevard, Yonkers, New York 10701.

                  13. QUESTIONS OF INTERPRETATION. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is released by rules, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                       THE MILESTONE FUNDS, on behalf of
                                       the Williams Capital Liquid Assets Fund


Attest:                                By:
                                          ---------------------
                                                JANET T. HANSON

                                       Title:   CHAIRMAN
                                             -------------------



                                       MILESTONE CAPITAL MANAGEMENT
                                       L.P.

Attest:
                                       By:
                                           --------------------
                                                JANET T. HANSON

                                       Title:   PRESIDENT
                                             -----------------------